Exhibit 32

BJ’S RESTAURANTS, INC.

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, the undersigned, Gregory S. Levin, Chief Executive Officer and President and Thomas A. Houdek, Senior Vice President and Chief Financial Officer, of BJ’s Restaurants, Inc. (the “Company”), certify to their knowledge:

(1) The Annual Report on Form 10-K of the Company for the year ended January 2, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

In Witness Whereof, each of the undersigned has signed this Certification as of this February 27, 2024.

/s/ GREGORY S. LEVIN	/s/ THOMAS A. HOUDEK
Gregory S. Levin	Thomas A. Houdek
Chief Executive Officer, President and Director	Senior Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)